Business Entity - Filing Acknowledgement 04/11/2025 Work Order Item Number: W2025041100173-4380359 Filing Number: 20254815630 Filing Type: Withdrawal of Designation Filing Date/Time: 4/11/2025 8:03:00 AM Filing Page(s): 5 Indexed Entity Information: Entity ID:  C13283-2001 Entity Name:  Applied Digital Corporation Entity Status:  Active Expiration Date:  None Commercial Registered Agent CAPITOL CORPORATE SERVICES, INC. 716 N. Carson St. #B, Carson City, NV 89701, USA   FRANCISCO V. AGUILAR Secretary of State RUBEN J. RODRIGUEZ Deputy Secretary for Southern Nevada 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2452 STATE OF NEVADA   OFFICE OF THE SECRETARY OF STATE GABRIEL DI CHIARA Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7141   The attached document(s) were filed with the Nevada Secretary of  State, Commercial  Recording Division. The filing date and time  have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to  reference this document in the future.                       Respectfully,  FRANCISCO V. AGUILAR            Secretary of State Page 1 of  1 Commercial Recording 2250 Las Vegas Blvd North North Las Vegas, NV 89030 401 N. Carson Street Carson City, NV 89701 1 State of Nevada Way Las Vegas, NV 89119 4

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